UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2020

GENETHERA, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-27237	65-0622463
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3051 W. 105th Ave., Unit 350251
Westminster, CO	80031
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:               (720) 587-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01—OTHER EVENTS

GeneThera Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s Order under Release No. 34-88465 (the ”Order”) to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 due to circumstances related to COVID-19. In particular, the predecessor auditor has not provided access to all their workpapers to our successor auditor due to the ‘stay-at-home’ working environments, which has caused extra procedures to be performed by the successor auditor. The Company intends to rely on the Form 12b-25 to further extend the filing deadline of Form 10-K.

The Company will be including additional disclosures in the Form 10-K regarding the uncertainty of future operations due to COVID-19. It will also include disclosures on how the Company’s technology may be used in a positive manner in the fight against the COVID-19 pandemic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneThera inc.

Dated: May 15, 2020	By:	/s/ Tannya L. Irizarry
Chief Financial Officer (Interim)

2